UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2011

IGEN NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-141875	20-5879021
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1100 H Street NW, Suite 920, Washington, DC	20005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-888-244-3650

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective December 30, 2011 the Company entered subscription agreements to subscribe acquire 43 fully paid and non-assessable common shares of MachLink Corporation (MachLink) and representing 8% of the issued common shares of MachLink, for the subscription price of the issuance of 1,000,000 shares of common stock of the Company  (the "Subscription Price").

 Item 1.02 Termination of a Material Definitive Agreement

The Company and Machlink Corporation have mutually agreed to terminate all of their prior agreements and arrangements each with the other, in favor of their renewed mutual interests summarized above as Item 1.01 and Machlink has agreed to return 2,000,000 shares of common stock previously issued to Machlink by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGEN NETWORKS CORPORATION

/s/ Neil Chan
Neli Chan

Chief Executive Officer and Director

Date: January 18, 2012